===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              CROWN ANDERSEN INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                   NOTICE OF
                              2001 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT



                              CROWN ANDERSEN INC.

                              CROWN ANDERSEN INC.
                               306 Dividend Drive
                         Peachtree City, Georgia  30269


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 21, 2001


    NOTICE HEREBY IS GIVEN that the 2001 Annual Meeting of Stockholders of Crown Andersen Inc. (the "Company") will be held at the headquarters of the Company, 306 Dividend Drive, Peachtree City, Georgia, on Wednesday, February 21, 2001, at 10:00 a.m., local time, for the purposes of considering and voting upon:

    (1) A proposal to elect eight directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

    (2) A proposal to ratify the appointment of Grant Thornton, LLP, as independent accountants of the Company for the fiscal year ending September 30, 2001.

    (3) Such other business as properly may come before the Annual Meeting or any adjournment thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

    Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on January 5, 2001 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                  By Order of the Board of Directors.


                                  /s/ Randall H. Morgan
                                  -----------------------------------
                                  RANDALL H. MORGAN
                                  Secretary



Peachtree City, Georgia
January 5, 2001



PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                              CROWN ANDERSEN INC.
                              306 Dividend Drive
                        Peachtree City, Georgia  30269


                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 21, 2001


    This Proxy Statement is furnished to the stockholders of Crown Andersen Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held on Wednesday, February 21, 2001 at the headquarters of the Company, 306 Dividend Drive, Peachtree City, Georgia, 30269 at 10:00 a.m., local time.

    The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is January 5, 2001.

                                     VOTING

General

    The securities which can be voted at the Annual Meeting consist of Common Stock of the Company, $0.10 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is January 5, 2001. On the record date, 1,838,614 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

    The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors, and to ratify the appointment of independent accountants. These matters are described in the following sections of this Proxy Statement.

Voting by Proxy

    In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of all directors and to ratify the appointment of Grant Thornton, LLP as independent accountants. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

    Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

    In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

Principal Stockholders

    The following table sets forth information as of January 1, 2001 (except as otherwise noted) regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and by all directors and officers of the Company as a group.

             Name                      Shares Beneficially Owned (1)      Percent of Class
      Jack D. Brady                              152,254 (2)                   6.24%
      306 Dividend Drive
      Peachtree City, GA. 30269

      Michael P. Marshall                        560,600 (4)                  22.96%
      P.O. Box 25121
      Jackson, WY 83001

      All directors and officers as              982,069 (3)                  40.22%
      a group (11 persons)

(1) The stock ownership information shown has been furnished to the Company by the named persons. Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission regulations and includes shares of the Company's Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options and warrants. Except as otherwise stated in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as owned by such persons.

(2) Jack D. Brady is President, Chairman of the Board and Chief Executive Officer of the Company. See "Election of Directors-Nominees." The shares shown include 107,982 shares owned jointly by Mr. Brady and his wife, 2,000 shares held by Mr. Brady's wife in an Individual Retirement Account, 3,636 shares held by Mr. Brady as custodian for their sons; 3,636 shares held by Mr. Brady's wife as custodian for their sons; and 35,000 shares which may be acquired by Mr. Brady upon the exercise of outstanding stock options.

(3) The shares shown include 288,000 shares which may be acquired upon the exercise of outstanding stock options and warrants. See Note (2) above and Notes (2) and (4) on page 5.

(4) Mr. Marshall is a member of the Board of Directors of the Company. A family partnership controlled by Mr. Marshall purchased 300,000 shares in a private placement and owns the stock which is listed for Mr. Marshall. Mr. Marshall also holds vested warrants to purchase 13,200 shares of Common Stock.

                             ELECTION OF DIRECTORS

Nominees

    Pursuant to the Bylaws, the authorized number of directors of the Company has been set at nine. The Board of Directors has nominated the eight persons named below to serve as directors until the next Annual Meeting of Stockholders or until their earlier death, resignation or removal from office. All of the eight nominees are presently members of the Board of Directors and have consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

    The Board of Directors recommends that stockholders vote "FOR" the proposal to elect the eight nominees listed below as directors of the Company.

    The following table sets forth certain information as of January 1, 2001 about each of the nominees.


                                                                                                    Shares of Common Stock
                                                                                                      Beneficially Owned
Name and Age                Information about Nominees                                               (Percent of Class)(1)
------------                --------------------------                                              ----------------------
Richard A. Beauchamp        Director of the Company since 1985; Retired; President and                     30,425(2)
(60)                        CEO of Refrigeration Division of Ameritruck Distribution                        (1.25%)
                            Corp. from 1995 through 1998; President of C.M.S. Trans-
                            portation Services Inc. from 1987 through 1998; Chairman of the Board and Chief Executive Officer of Specialized Haul-
                            ing, Inc. from 1987 until 1988; President of Chattahoochee
                            Outdoor Center (concessions for National Park Service) from
                            1985 until 1991; President and Director of RTC Trans-
                            portation Inc. from 1966 until 1986; and Director of
                            Andersen 2000 Inc., a wholly-owned subsidiary of the
                            Company (Andersen), from 1978 until 1986.

Jack D. Brady               Chairman of the Board and Chief Executive Officer of the                      152,354(3)(4)
(58) as of                  Company since 1985; President of the Company since 1994;                        (6.24%)
January 3, 2000             President of Andersen since 2000; Chairman of the Board of
                            Andersen since 1984; President and Treasurer of Andersen
                            from 1978 through 1997; Executive Vice President of
                            Andersen from 1975 until 1978; Director of Andersen since
                            1975; Director of Montair Ander-sen b.v. ("Montair
                            Andersen"), Andersen's Dutch subsidiary, since 1984;
                            President of Griffin Environmental Co., Inc. (new company
                            subsidiary) in 1998; Director of Griffin since 1998.


Rene C. W. Francken         Director of the Company since December 1998.  Managing                              0 (4)
(42)                        Director of Montair Andersen b.v. since 2000.  Manager of
                            Sales and Administration at Montair Andersen b.v. since May
                            1988.

Thomas Graziano             Director of the Company since August 1999.  President,                         80,000 (4)
(56)                        Griffin Environmental Company Inc. since 1999, Senior Vice                      (3.28%)
                            President, Fischback & Moore (electrical construction) 1994-
                            96; Environmental Consultant, 1996-98; President, Howden
                            Fan Co. (industrial fans) 1998-99.



                                                                                                    Shares of Common Stock
                                                                                                      Beneficially Owned
Name and Age                Information about Nominees                                               (Percent of Class)(1)
------------                --------------------------                                              ----------------------
Jack C. Hendricks           Vice Chairman of the Board and Director of the Company                         29,200 (2)
(65)                        since December 1994; President of the Company from 1985                         (1.20%)
                            to 1994; Chairman of the Board of Crown Rotational Molded
                            Products, Inc. ("Crown") from 1986 through 1994: Vice President of Crown from 1977 until 1981; Director of Crown from 1986 through 1994; Director of Andersen 2000 Inc since 1986; Director and Executive Vice President of Roanoke Industries, Inc., a wholly-
                            owned subsidiary of Crown, from September 1991 to June 1994.

Michael P. Marshall         Director of the Company since October 1998.  President of                     560,600 (2)
(58)                        Marshall and Co., a private investment company, since 1983.                    (22.96%)

Ruyintan (Ron) Mehta        Director of the Company since December 1998.  President of                     27,200 (2)
(52)                        Mehta Associates, a private equity investment and venture                       (1.11%)
                            capital firm in Watchung, New Jersey.  Previously owned
                            Crystal Clear Inc., a plastics blowmolding company, merged with Reid Plastics, Inc. in 1995.



L. Karl Legatski            Director of the Company since March 5, 1997; President of                      19,900(2)
(56)                        CelTech, Inc. (private corporation involved in development                       (*)
                            and application of membrane technology for liquid separa-
                            tions) since 1990.


______________________________
 *  Less than 1%.
(1) See Note (1) on page 2 hereof.
(2) Includes vested warrants for the purchase of Common Stock of the Company Under Director Stock Warrant Plan as follows: Mr. Beauchamp, 24,200; Mr. Hendricks, 24,200; Mr. Marshall, 13,200; Mr. Mehta, 13,200; Mr. Legatski,
    19,200.   See "Director Compensation-1985 and 1998  Directors Stock Warrant
    Plans" below .
(3) See Note (3) on page 2 hereof.
(4) Under the 1985 and 1998 Incentive Stock Option Plans, Mr. Brady holds options for the purchase of 35,000 shares of Common Stock of the Company and Mr. Graziano holds options to purchase 80,000 shares of Common Stock. See "Executive Compensation - Incentive Stock Option Plans" below.

Committees and Meetings of the Board of Directors

    The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the Bylaws of the Company, the Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee, and an Equities Committee which has subgroups, including a Warrant Committee and an Option Committee.

    The Executive Committee, during intervals between meetings of the Board, may exercise the powers of the Board of Directors except with regard to a limited number of matters which include amending the Certificate of Incorporation or Bylaws of the Company and approving or recommending to the stockholders of the Company a merger or consolidation of the Company, a sale, lease or exchange of all or substantially all of the assets of the Company or the dissolution of the Company. All actions of the Executive Committee are submitted to the full Board for review and ratification. The Executive Committee is composed of Messrs. Mehta, Brady, Francken and Graziano.

    The Audit Committee reviews the audit plan with the Company's independent accountants, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company's internal auditing procedures; consults with the independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent accountants; reviews the independence of the independent accountants; and reviews the range of the independent accountants' audit and non-audit fees. The Audit Committee is composed of Messrs. Beauchamp, Hendricks, Legatski and Marshall.

   The Compensation Committee is responsible for administering the Company's employee benefit plans (other than stock option and stock warrant plans), setting the compensation of the Chairman of the Board and the division Presidents, reviewing the criteria that form the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Compensation Committee is composed of Messrs. Beauchamp, Hendricks and Legatski.

   The Equities Committee is responsible for administering all stock related programs of the Company, including Options, Warrants, Preferred Stock, Private Placements and New Offerings. The subgroups administer the Option and Warrant Plans. The Committee is composed of Messrs. Brady, Francken, Marshall, Mehta, and Graziano.

   The Warrant Committee subgroup is responsible for administering the Company's 1985 and 1998 Directors Stock Warrant Plans and is composed of Messrs. Brady and Francken.

   The Option Committee is responsible for administering the Company's 1985 and 1998 Incentive Stock Option is composed of Messrs. Marshall and Mehta.

   The Board of Directors as a whole functions as a nominating committee to propose nominees for director to the Board of Directors. The Board of Directors will consider nominees recommended by stockholders, although it has not actively solicited recommendations from stockholders for nominees nor has it established any procedures for this purpose other than as set forth in the Bylaws. See "Stockholder Proposals for 2001 Annual Meeting" below.

   During the fiscal year ended September 30, 2000, the Board of Directors met three times, and the Audit, Executive, Compensation, Option and Warrant Committees each met one time. Each director, except Mr. Beauchamp, attended all meetings of the Board of Directors and the committees on which they served. Mr. Beauchamp attended two meetings.

Director Compensation

   Director Fees.   Non-employee directors are paid $2,500 , and employee
directors are paid $1,000, for each day of attendance at meetings of the full Board of Directors. In addition, non-employee directors are paid $500 per hour for any special work requested by Crown Andersen management beyond normal meetings. Directors also are reimbursed for travel expenses incurred in attending meetings.

   Director Consulting Agreement.     On October 30, 1998, the Company signed a
consulting agreement with Mr. Michael P. Marshall, director. Mr. Marshall controls a family partnership which owns 300,000 shares of Company stock acquired in a private placement. The consulting agreement has a term of five years. Under this agreement Mr. Marshall is paid a monthly fee of $5,000 or 0.5% of the market value of the 300,000 shares of Crown Andersen's Common Stock, whichever is greater. Mr. Marshall was paid $116,109 under this Agreement for the year ended September 30, 2000. Mr. Marshall advises the Company on growth by acquisition and merger, on enhancing shareholder value and on improving relations with the investment community, institutional investors, specific investors and market makers.

   Deferred Compensation Plan for Directors. The Deferred Compensation Plan for Directors (the "Deferred Compensation Plan") was established by the Board of Directors of the Company effective August 6, 1990. The Deferred Compensation Plan is administered by a committee of officers of the Company appointed by the Board of Directors.

   The purpose of the Deferred Compensation Plan is to permit all director fees otherwise payable to participating directors for service on the Board of Directors to be deferred. All directors of the Company are eligible to participate in the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are invested in accordance with a "phantom stock program." Under the phantom stock program, the deferred fees are treated as if applied to purchase shares of Common Stock of the Company. A bookkeeping account is established for each participant and is credited, as of the first business day following each meeting for which director fees are earned, with a number of "stock units" equal to the number of shares of Common Stock that could have been purchased with the fees on the last business day prior to the date of the meeting.

   The number of stock units credited to the participant's account is adjusted periodically to account for stock dividends, stock splits and other events affecting the number of outstanding shares, as if the stock units were actual shares of Common Stock of the Company. In addition, if cash dividends are paid with respect to the Company's Common Stock, the number of stock units credited to a participant's account will be increased as though a corresponding dividend was paid with respect to his stock units and the dividend was used to purchase additional stock units.

   A participant will receive payment of his benefit under the Deferred Compensation Plan in a single lump-sum distribution of cash. At the commencement of participation in the Deferred Compensation Plan, each participant elects to receive his distribution on the date he reaches age 65 or at a later specified age; on the date he leaves the Board; the earlier of the foregoing occurrences; or the later of the foregoing occurrences. If a participant dies before receiving payment of his benefit under the Deferred Compensation Plan, payment will be made in a single lump-sum payment to his beneficiary as soon as practicable after the date of the participant's death. Under certain limited circumstances, a participant may be permitted to make a financial hardship withdrawal from his account.

   A director will receive a cash distribution equal to the greater of (i) the value of the stock units credited to his account on the date of valuation or
(ii) the total amount of fees deferred under the Deferred Compensation Plan plus interest accrued at an annual compounded rate of 8% from the dates of deferral through the date of valuation. The date of valuation is the date that precedes the distribution date by five business days. Stock units under the Deferred Compensation Plan are valued on the basis of the average of the closing bid and closing asked prices of the Company's Common Stock as reflected in the NASDAQ National Market System on the last business day that immediately precedes the date of valuation.

   During the fiscal year 2000, Messrs. Marshall, Mehta and Legatski (non-employee directors) each deferred directors fees of $7,500, which resulted in a credit of 1,412 stock units to each of their accounts at a value of $5.31 per stock unit. Mr. Beauchamp (also a non-employee director) deferred directors fees of $5,000, which resulted in a credit of 1,070 stock units to his account at a value of $4.68 per stock unit. Messrs. Brady, Van Remmen, Francken and Graziano (employee directors) each deferred $3,000 in a credit of 565 stock units at a value of $5.31 per stock unit. During the fiscal year 1999, Messrs. Mehta and Legatski (non-employee directors) each deferred directors fees of $7,500, which resulted in a credit of 1,388 stock units to each of their accounts at a value of $5.40 per stock unit. Mr. Marshall (also a non-employee director) deferred directors fees of $5,000, which resulted in a credit of 1,028 stock units to his account at a value of $4.86 per stock unit. Messrs. Brady and Francken (employee directors) and Mr. Van Remmen (former director) each deferred $3,000 in directors fees, which resulted in a credit of 555 stock units to their accounts at a value of $5.40 per stock unit. Mr. Graziano, also an employee director, deferred $1,000 in directors fees, which resulted in a credit to his account of 144 stock units at a value of $6.94 per stock unit.

   1998 Directors Stock Warrant Plan.     The Company's 1998 Directors Stock
Warrant Plan (the "Warrant Plan") became effective upon approval by the stockholders of Crown Andersen during the 1998 Annual Meeting. As amended by the stockholders of the Company in February 1999, the maximum number of shares that may be issued is 300,000 and there is no limit in the number of shares that may be made available to an individual director. The Warrant Plan is administered by the Warrant Committee of the Board of Directors.

   From the 1985 Directors Stock Warrant Plan which preceded the 1998 Plan, warrants of 10,000 shares were purchased (5,000 shares by Mr. Beauchamp at a price of $12.13 and 5,000 shares by Mr. Hendricks at a price of $7.50) and are exercisable on or before January 4, 2004. These 10,000 warrants were re-priced to $4.60 per share upon approval by the Board of Directors on December 16, 1998.

   The purpose of the Warrant Plans is to provide additional incentive to those members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries by encouraging them to acquire stock ownership in the Company, thus giving them a proprietary interest in the Company's business and providing them with a personal interest in the Company continued success and progress. There are currently four non-employee directors of the Company who are eligible to participate in the Warrant Plan.

   Subject to the anti-dilution provisions of the Warrant Plan, the aggregate number of shares of Common Stock of the Company for which warrants may be sold under the Warrant Plan is 300,000 shares, and each eligible director may acquire warrants for the purchase of an unlimited number of shares. The purchase price of the warrants is the fair market value of the warrants on the date of purchase as determined by the Board of Directors. Warrants sold to each director vest over a period of up to five years. The exercise price per share is equal to the fair market value of a share of Common Stock of the Company on the date of purchase of the warrants. Payment for stock acquired upon the exercise of warrants must be made in full at the time the warrant is exercised and may be made in cash or in shares of Common Stock of the Company. No warrants may be issued or exercised under the Warrant Plan after January 31, 2008.

   Warrants are not transferable except by will or the laws of descent and distribution. If the holder of warrant ceases to be a director of the Company due to death or legal incapacity, the warrants may be exercised by the executors or administrators of the holder's estate, by the holder's heirs, or by the holder's legal guardian, if applicable, at any time within one year after the date of death or declaration of incapacity of the holder. If the holder of a warrant ceases to be a director of the Company for any reason other than death or legal incapacity, the Company is required to repurchase all unexercised warrants of such holder within 60 days of the termination of the directorship if so requested by the holder. The repurchase price per warrant is equal generally to the purchase price per warrant paid by such director for such warrants plus interest thereon at a rate of 8% per year. If no request for repurchase is made, the warrants will expire at the end of such 60 day period. The shares of stock subject to warrants held by former directors which are either repurchased by the Company or expire after 60 days may again become issuable upon the exercise of any additional warrants granted by the Company to any new non-employee directors.

   The Board of Directors may amend or terminate the Warrant Plan at any time, except that no such amendment or termination may affect the rights of holders of outstanding warrants without their consent.

   As a general rule, no federal income tax gain or loss shall be recognized if common stock in a corporation is exchanged solely for common stock in the same corporation. Generally, when a director exercises warrants, the director recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the total of the warrant exercise price paid for such shares and the purchase price paid for the portion of the warrant being exercised. For the Company's tax year which ends in the calendar year in which the director exercise warrants, the Company will have deduction in the same amount as the ordinary income recognized by the director. If a director exercises warrants by paying the exercise price with previously acquired common Stock, the director will recognize income (relative to the new shares the director is receiving) in two steps. In the first step, a number of new shares equivalent to the number of old shares tendered (in payment of the exercise price) will be considered to have been exchanged in accordance with
Section 1036 of the Internal Revenue Code of 1986, as amended, and the rulings thereunder, and no gain or less will be recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the director will recognize income on those new shares equal to their fair market value on the date of exercise less any non-stock consideration tendered.

   The maximum aggregate number of shares of Common Stock which may be issued under the proposed Warrant Plan is 300,000, and the maximum number of shares that may be issued to each eligible director under the proposed Warrant Plan is unlimited.

   In June 1998, warrants to purchase 40,000 shares of common stock at an average price of $4.23 were purchased by Messrs. Hendricks, Dressler, Beauchamp and Legatski. In December 1998, the Company repurchased Mr. Dressler's warrants to purchase 10,000 shares upon his retirement from the Board. In January 1999, warrants to purchase 14,000 shares of Common Stock each at a price of $4.375 were purchased by Messrs. Beauchamp, Legatski, Hendricks, Marshall and Mehta.
In April 1999, Messrs. Beauchamp, Legatski, Hendricks, Marshall and Mehta each acquired warrants to purchase 38,000 shares. All the authorized 300,000 warrants have been purchased by eligible directors.

Executive Compensation

   General. The following table sets forth the total annual compensation paid or accrued by the Company to or for the account of each of the executive officers of the Company whose total cash compensation for the fiscal year ended September 30, 2000 exceeded $100,000.

                                    SUMMARY COMPENSATION TABLE
                                    --------------------------
                                                                     LONG-TERM COMPENSATION
                                                                     ----------------------
                                        ANNUAL COMPENSATION          AWARDS         PAYOUTS
                                 --------------------------------    ------         --------
                                                          OTHER      (# OF SHARES)   LTIP     ALL
NAME AND                                                  ANNUAL     RESTRICTED      PAYOUTS  OTHER
PRINCIPAL POSITION               YEAR  SALARY $  BONUS $  COMP. $    STOCK AWARDS    $        COMP
-------------------------------  ----  --------  -------  -------    -------------   -------  -----
Jack D. Brady
Chairman of the Board and        2000   160,000        0    13,600        0            0         -
 Chief Executive Officer of      1999   124,615        0    12,865        0            0         -
 the Company; Chairman of        1998   149,967        0    11,943        0            0         -
 the Board of Andersen

Thomas Van Remmen                2000   102,102        0     5,442        0            0         -
Director of the Company;         1999    92,968    4,050     5,225        0            0         -
 President of Andersen 2000      1998    92,273   16,200     5,360        0            0         -
 Inc.

Thomas Graziano, Director
 of the Company; President of    2000   135,000   49,005    10,343        0            0         -
 Griffin Environmental           1999    64,904        0     3,654
 Company, Inc.


NOTES:

SALARY - Mr. Brady took a voluntary salary reduction in 1999. His contract salary is $160,000 per year.

BONUS - This column includes bonuses paid to all recipients in accordance with a Plan administered by the Compensation Committee of the Board of Directors which provides incentives based on financial performance, including cash flow, profitability, return on capital employed and growth of the various operating units.

OTHER ANNUAL COMPENSATION - Includes directors fees, value of Company provided automobiles, and life insurance premiums and Company contributions to a 401K savings plan.

RESTRICTED STOCK AWARDS - The Company does not have a plan for granting Restricted Stock Awards.

LTIP PAYOUTS - None paid.  No plan in place.

   Options. The following table sets forth the details of options granted to the individuals listed in the Summary Table during fiscal year 2000. The second table in this section shows value of unexercised options.

                       OPTIONS/SAR GRANTS TABLE
                Option/SAR Grants In Last Fiscal Year
                -------------------------------------
                                                                  POTENTIAL
                                                                  REALIZABLE
                                                                  VALUE AT
                                                                  ASSUMED ANNUAL
                                                                  RATES OF STOCK
                                                                  PRICE APPRECIATION
                          INDIVIDUAL GRANTS                       FOR OPTION TERMS
             --------------------------------------------         ------------------
                       % OF TOTAL
                       OPTIONS/SARS
NAME AND     OPTIONS/  GRANTED TO    EXERCISE
PRINCIPAL    SARS      EMPLOYEES IN  PRICE     EXPIRATION
POSITION     GRANTED   FISCAL YEAR   $/SHARE   DATE              5%-$     10%-$
-----------  --------  ------------  --------  ----------        ----     -----
                  No options were granted during fiscal year 2000.



                            OPTION/SAR GRANTS TABLE
                     Option/SAR Grants In Last Fiscal Year
                     -------------------------------------

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option/SAR Exercises In Last Fiscal Year And Fy-End Option/SAR Value
-------------------------------------------------------------------------------

                                                                             VALUE OF
                                                           NUMBER OF        UNEXERCISED
                                                          UNEXERCISED      IN THE MONEY
                                                        OPTIONS/SARS AT    OPTIONS/SARS AT
                                                        FY END-# SHARES      FY END-$
                                                        ----------------  ----------------

                     SHARES ACQUIRED                    EXERCISABLE/      EXERCISABLE/
NAME                 ON EXERCISE      VALUE REALIZED $  UNEXERCISABLE     UNEXERCISABLE
-------------------  ---------------  ----------------  -------------     -------------
Jack D. Brady              0                 0            35,000 / 0            $0/ 0
Thomas Van Remmen          0                 0            45,000 / 0            $0/ 0
Thomas Graziano            0                 0            40,000 / 0            $0/ 0

   All options held by the named individuals were exercisable at September 30, 2000.

   Employment Agreements. On October 1, 1997. Mr. Brady entered into an employment agreement with Andersen for a term of four years expiring on September 30, 2001. Mr. Brady's agreement provided for a salary of $160,000 per year, subject to increase on October 1st of each year during the term of the agreement in the event that the Company's consolidated after-tax earnings for the immediately preceding fiscal year met or exceeded a specified level. In such event, the employee's annual salary was to be increased to 105% of the annual salary that was in effect immediately prior to the increase. The after-tax earnings thresholds for the fiscal years ended or ending September 30, 1998 and 1997 were $1,030,000 and $1,100,000, respectively. The agreement also provided that Andersen should furnish the employee with a car for business use and should pay the reasonable costs for the employee to join and remain a member of a country club or social club. The employee also was entitled under his agreement to participate in one of the Company's incentive stock option programs which are described below. The agreement provided further that (i) in the event employment was terminated by the employer at any time during the term of the agreement for any reason other than an act of disobedience, dishonesty, disloyalty or insubordination against the employer by the employee or (ii) in the event the employee elected to terminate his employment, or had his employment terminated, in connection with certain dissolutions or transfers of ownership of the employer, then the employer should pay the employee a lump sum equal to twice the annual salary in effect at the time of termination.

   Andersen 2000 Inc. entered into an employment agreement with Mr. Thomas Van Remmen for a period of three years commencing April 15, 1996. This agreement provides for an annual base salary of $87,500, a car expense allowance and severance compensation of six months of the annual salary. A new Employment Agreement was entered into on January 1, 1999 for a term of three years, expiring on December 31, 2001. This Agreement provided for an annual salary of $97,060, subject to annual salary adjustments in accordance with Company policy, and other conditions similar to Mr. Brady's contract .

   On April 5, 1999, Griffin Environmental Company, Inc. entered into an employment agreement for a period ending September 30, 2000 with Mr. Thomas Graziano, a director of the Company and President of Griffin Environmental Company, Inc., a wholly-owned subsidiary of the Company. This agreement provides for an annual base salary of $135,000, a car allowance, and six months' severance compensation. The agreement also included an option to purchase 40,000 shares of Common Stock at $4.50 per share and a provision to earn a cash bonus of up to 25% of annual salary if certain pre-tax income targets are met. On September 30, 2000, Griffin entered into a new employment agreement with Mr. Graziano for a term of three years, expiring on September 30, 2003. This new agreement provides for a base annual salary of $170,000 and a car allowance.
The agreement also included an option to purchase 40,000 shares of Common Stock at $4.125 per share and a provision to earn a cash bonus of up to 50% of annual salary if certain pre-tax income targets are met.

   Compensation Committee Report.

   The Compensation Committee is composed of Jack C. Hendricks, who is a retired president of the Company, L. Karl Legatski, who is currently president of a private corporation in the United States, and Richard A. Beauchamp, who is a retired chief executive officer of a private corporation in the United States. The Committee has access to national compensation surveys and regional compensation information on executives in companies both larger and smaller than the Company. All of these sources are used by the Committee in reviewing compensation. Once each year since the Committee's existence, the Committee has reviewed total compensation for the executive officer named in this Proxy Statement. The Committee established a long-term employment contract for this individual and the resultant contract is discussed in the preceding section. This executive was paid compensation which generally ranked him among the lower 30% of executives in similar positions for corporations of similar size to the Company. The Compensation Committee then structured cash bonus programs annually for this individual which were tied to key financial performance indicators, including return on capital employed, cash management, profitability, earnings growth, and domestic revenue growth. The cash bonus allowed this individual to increase his compensation to much more competitive levels with others with similar responsibility in other public companies, but only if favorable financial results are achieved. The Board of Directors also asked the Committee to review total annual compensation of Ton Wagemans (managing director of Montair Andersen b.v.), Tom Van Remmen (vice president of Andersen 2000 Inc.), Milton Emmanuelli (retiring chief financial officer of the Company), Rene Francken (managing director of Montair Andersen b.v.), and Tom Graziano (president of Griffin), in addition to Mr. Brady, each year. The Committee agreed to do so annually and started these additional reviews at the end of fiscal 1995. These additional individuals were also given an incentive bonus plan, similar to Mr. Brady's.

   For fiscal 2000, Mr. Brady's available bonus was based on 100% weighting of consolidated results for the Company. Mr. Wagemans' bonus was based on 100% weighting of Montair Andersen b.v. results. Mr. Francken's bonus was based on 100% weighting of Montair Andersen b.v. results. Mr. Van Remmen's bonus was based on 67% weighting of Andersen 2000 Inc. and 33% weighting of consolidated results for the Company. Mr. Graziano's available bonus was based on 75% weighting of Griffin results and 25% weighting of consolidated results for the Company. The target performance levels for the various subsidiaries and consolidated operations were weighed differently for each of the individuals, depending upon what areas the Compensation Committee determined needed specific management attention at each of the operations. The maximum bonus achievable for any of the individuals was $64,000 and the minimum was zero. The targets were considered by the Committee to be achievable but to require above average performance from each of the individuals included in the plan. The targets have been adjusted annually by the

Committee, as have the weightings for the participants. Based on the financial results for Montair Andersen and Griffin, Messrs. Ton Wagemans, Rene Francken and Tom Graziano earned a bonus. Messrs. Brady and Van Remmen earned no bonus.

   Mr. Brady is a substantial shareholder in the Company and is thus motivated to act on behalf of all shareholders to optimize overall Company performance.
In the Committee's opinion, Mr. Brady and the other named officers were properly compensated in 2000 when compared with all others in similar positions in companies of the same size. They were not overcompensated and have not been during the Committee's tenure. A substantial portion of their income has always been dependent on the Company's financial performance.

   As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Company's common stock is traded over-the-counter in the NASDAQ system. NASDAQ furnishes the Company with a "Peer Company" performance comparison on a quarterly basis. The peer companies are BHA Group Inc. - a supplier of baghouse accessories, Ogden Corp. - an operator of waste-to-energy plants, Osmonics - a water treatment company and Peerless Manufacturing - a supplier of oil-gas separators and emissions control systems. For 1992, 1993, and 1994, the Company used the NASDAQ Industrial Index for comparison in its Proxy Statement. In 1995, the Company switched to the "peer group" comparison to attempt to more closely portray comparative stock performance. Because this comparison has only been made for nine years in the Proxy Statement, during which time the environmental businesses of the peer group companies have experienced negative or only slight growth and lackluster market performance, the Company has not yet been able to interpret how executive compensation, or even executive performance, is directly related to the stock performance. To date, there has been no obvious correlation. In fact, in 1996, 1997, 1998 and 1999, when Company stock traded at levels below book value, the "peer group" company stocks showed either declining or flat P/E ratios, suggesting that all of the stocks as a group encountered an unfavorable market perception during an otherwise upward market trend period. It is hoped that the "peer" comparison will ultimately reveal a trend in the future. Because Company executives are prohibited from discussing non-public information with investors to prevent unusual influence on stock price, the Company believes the stock price should ultimately become an investor "report card" for management which is hopefully related to revenues and earnings reports periodically issued by the Company. The Compensation Committee elected to tie at least some percentage of the possible bonuses for Messrs. Brady, Graziano, Van Remmen and Emmanuelli to the common stock price in F.Y. 2000, since this has become such an important issue in today's public market. Stock price declined during the year, so there was no bonus earned by this mechanism. The Compensation Committee has again elected to tie some percentage of possible bonuses to the stock price in fiscal year 2001 for Mr. Brady and for Mr. Randall Morgan, who will replace the retiring Mr. Emmanuelli. These bonuses will encourage a substantial increase in stock price from September 30, 2000 levels.

   Compensation Committee: Jack C. Hendricks, Chairman; Richard A. Beauchamp; L. Karl Legatski.

December 13, 2000

   Common Stock Performance. As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Company's common stock is traded over-the-counter in the NASDAQ system. NASDAQ furnishes the Company with a "Peer Company" performance comparison on a quarterly basis. The peer companies are Crown Andersen, BHA Group Inc. - a supplier of baghouse accessories, Ogden Corp. - an operator of waste-to-energy plants, Osmonics - a water treatment company, Peerless Manufacturing -a supplier of oil-gas separators. The four companies that form the "peer group" index were selected because they represent a cross section of companies engaged in closely related, but different "segments" within the environmental industry, as indicated below:

BHA - Supplier of replacement parts to Company industries (good indicator of general health of Company industries).

Ogden - Municipal waste-to-energy plant constructor and operator which uses Company supplied systems in its plants. This was projected as one of the faster growth areas in the Company's industry, so Ogden should be a good indicator of demand for the Company's products. A much larger company than Crown Andersen.

Osmonics - Primarily drinking water treatment, which historically performs somewhat differently from waste processing but uses similar technology. This company was selected because it has previously outperformed the remainder of the Company's industries.

Peerless - Air pollution control and oilfield products - somewhat related to our air pollution control product lines -somewhat larger company size. Good direct comparison.

                COMPARISON OF FIVE-YEAR CUMULATIVE RETURN AMONG
          CROWN ANDERSEN INC., PEER GROUP, AND NASDAQ COMPOSITE INDEX



                             [GRAPH APPEARS HERE]



MEASUREMENT PERIOD                                     NASDAQ
 (FISCAL YEAR ENDED)   CROWN ANDERSEN  PEER GROUP  COMPOSITE INDEX
---------------------  --------------  ----------  ---------------
Measurement Point
Oct. 1, 1995                 100          100           100
September 30, 1996            80          100           121
September 30, 1997           100          109           180
September 30, 1998            30          109           181
September 30, 1999            93           68           294
September 30, 2000            50           78           393



   Note To Graph Above: Assumes $100 invested on October 1, 1995 in Crown Andersen Common Stock, and an identical amount in the NASDAQ Composite Index or the Peer Group.

   There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make nor endorse any predictions as to future stock performance.

   1998 Incentive Stock Option Plan.   The Company's 1998 Incentive Stock Option
Plan (the "ISO Plan") became effective upon approval by stockholders of Crown Andersen at the 1998 Annual Meeting. The Plan was amended at the 1999 Annual Meeting of Shareholders, increasing the number of shares available for grant to 300,000.

   From the 1985 Incentive Stock Option Plan which preceded the 1998 Plan, options to purchase 8,000 shares remain outstanding. These shares were re-priced from $7.50 to $4.60 per share upon approval by the Board of Directors on December 16, 1998.

   The purpose of the ISO Plan is to provide additional incentive to eligible employees of the Company by encouraging them to acquire stock ownership in the Company, thus giving them a proprietary interest in the Company's business and an incentive to remain in the employ of the Company.

   The ISO Plan provides for the grant of options intended to quality as "incentive stock options" within the meaning of Section 422 of the Code.
Subject to the anti-dilution provisions of the ISO Plan, a maximum of 300,000 shares of the Company's Common Stock will be reserved for issuance under the ISO Plan upon adoption by the shareholders.

   The persons who shall be eligible to receive ISOs are key executive employees of the Company as the Board of Directors may select from time to time. ISOs may be granted to no more than fifteen (15) persons. The option price for each ISO is determined in two ways. If the recipient of the ISO owns 10% or less of the total combined voting power of outstanding stock of the Company at the time the ISO is granted, the option price is an amount equal to the fair market value of the stock as determined in the plan. If the recipient owns more than 10% of the total combined voting power of outstanding stock of the Company at the time the ISO is granted, the option price is an amount equal to 100% of the fair market value of the stock as determined in the plan.

   The fair market value per share of common stock of the Company for purposes of issuing ISOs shall be the closing price of the stock on NASDAQ on the date the ISO is granted.

   Each option agreement executed provides certain steps for exercising the options. Should an ISO holder choose to do so, the holder may exercise less than the number of shares of stock subject to the ISO, but not less than 25% of the number of shares of stock initially subject to such ISO. No ISO is exercisable after a period of five years from the date upon which the ISO was granted. Certain requirements concerning status of employment with the Company, and outstanding unexercised previous options, are also included in the plan.

   Payment for stock purchased no the exercise of an option must be made in full at the time the option is exercised and must be made in cash or in shares of Common Stock of the Company. ISO holders are required to agree to hold the ISOs for investment purposes and not with a view to resell or distribute the ISOs to the public. ISO holders must agree to make no disposition of the shares acquired through the options within two years from the date of the grant of the ISO, nor within one year after the transfer of such shares to the holder resulting from the exercise of an incentive program.

   The Board of Directors may amend or terminate the ISO Plan at any time, except that no such amendment or termination may affect the rights of holders of outstanding options without their consent nor may any change in the ISO Plan be made without the prior approval of the holders of a majority of the Company's outstanding Common Stock if such change would cause the ISO Plan to fail to quality as an "incentive stock option plan" pursuant to Section 422 of the Internal Revenue Code.

   An option holder has no tax consequences upon issuance or, generally, upon exercise of an incentive stock option. An option holder will recognize income when the holder sells or exchanges the shares acquired upon exercise of an incentive stock option. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods as required by the ISO Plan.

   The use of shares acquired upon exercise of an ISO to pay the exercise price of another incentive stock option will be considered disposition of the shares. If the option holder transfers any such shares after holding them for the requisite holding periods required by the ISO Plan, or transfers shares acquire pursuant to exercise of a nonqualified stock option or on the open market, the holder generally will not recognize any income upon the exercise.

   In June 1998, options to purchase 100,000 shares of Common Stock at a price of $4.25 were granted to ten key employees, including 10,000 shares granted to Mr. Brady and 20,000 shares granted to Mr. Van Remmen.

   In April 1999, options to purchase 177,900 shares were granted to thirteen key employees, including options granted to Mr. Brady (35,000 shares); Mr. Van Remmen (25,000 shares); and Mr. Graziano (40,000 shares). In February 1999, Mr. Brady exercised options for 12,000 shares at an average price of $4.30/share.

   In fiscal year 2000, options to purchase 6,950 shares at an average price of $4.36 were unexercised by a key employee and options to purchase 31,717 shares expired. On October 1, 2000, an option to purchase 40,000 shares at $4.125 was granted to Mr. Graziano under terms of employment agreement.

   Cash Incentive Program. In December 1987, the Board of Directors approved the Crown Andersen Inc. Cash Incentive Program for Key Employees, which first became effective for the fiscal year ended September 30, 1988. Pursuant to the Cash Incentive Program, the Compensation Committee of the Board of Directors annually selects key employees of the Company's subsidiaries, based on the recommendation of the chief executive officer of the respective subsidiaries, to participate in the Cash Incentive Program. Under the Cash Incentive Program, an amount of cash is set aside following each fiscal year equal to 10% of the amount by which the after-tax earnings, if any, of each subsidiary for the fiscal year exceeded the target earnings for the subsidiary for such year as established in advance by management. Each participating employee is then eligible to receive a portion of such cash amount equal to the percentage which such employee's earnings for the fiscal year bear to the earnings of all participating employees of the subsidiary for the fiscal year.

   Savings Investment Plan. The Crown Andersen Inc. Savings Investment Plan (the "SIP") was adopted by the Board of Directors of the Company on May 9, 1988. The purpose of the SIP is to provide eligible employees of the Company and its subsidiaries with an opportunity to accumulate savings on a pre-tax basis for their future security.

   All employees (except leased employees or certain employees who are members of a collective bargaining unit) of the Company and any subsidiaries of the Company that have adopted the SIP (the Company and such subsidiaries are referred to herein singularly as the "Participating Company" and collectively as the "Participating Companies") who have satisfied certain standards as to hours of service and who have completed a full year of service with the Participating Companies are eligible to participate in the SIP. The SIP is a qualified, contributory profit sharing plan.

   A participant may contribute, on a pre-tax basis, up to 15% of his compensation to the SIP. The Participating Companies will make an annual matching contribution to the SIP equal to 30% of the amount of the participant's first 6% pre-tax contributions and 10% of the next 1% pre-tax contributions, up to a maximum of 7% of a participant's compensation. Any matching contribution will be allocated to the accounts of participants who made pre-tax contributions. If necessary to maintain the SIP's qualified status, the Participating Companies may make additional contributions to the accounts of lower-paid participants, which will be allocated on a per capita basis among such lower-paid participants. Matching contributions were made in cash through calendar year 1995. Commencing with calendar year 1996, matching contributions have been made with Crown Andersen Inc. Common Stock, valued as of December 31 of each year.

   All pre-tax contributions by participants and the Participating Companies' additional contributions to the SIP are always 100% vested. The Participating Companies' matching contributions become 50% vested as of the last day of the plan year in which these contributions were made and become 100% vested if the participant remains continuously employed with the Participating Companies for one additional year (or in certain cases separates from service in the additional year). The matching contributions credited to a participant's account may become 100% vested prior to his completion of such additional year if the Company terminates the SIP or if the participant reaches age 65, has completed five years of service with a Participating Company, dies or becomes eligible for long-term disability benefits from a Participating Company while an employee thereof.

   Except in certain limited circumstances, participants may not receive distributions from the SIP until their death, disability or termination of employment with the Participating Companies. Each distribution is made in the form of a single lump sum cash payment.

   Mr. Jack D. Brady is the Trustee of the trust maintained pursuant to the SIP and Merrill Lynch is the custodian of the funds. The Trustee invests the amounts credited to participants' accounts in accordance with the SIP and the Trust Agreement.

   The following table shows Company contributions made to the account of Mr. Brady, all executive officers and all other employees during the last five years:

                                         ALL           ALL
                                         ---------     ---------
                                         EXECUTIVE     OTHER
                                         ---------     ---------
                             MR. BRADY   OFFICERS      EMPLOYEES
                             ---------   ---------     ---------

                    1995       $1,688     $2,960       $15,335
                    1996       $2,514     $4,967       $16,430
                    1997       $2,750     $5,331       $17,359
                    1998       $2,042     $4,934       $15,531
                    1999       $2,572     $5,433       $14,886
                    2000       $2,572     $5,491       $12,713

   Other Executive Compensation.

   During fiscal 2000, Andersen provided Mr. Brady and two other officers of Andersen each with the use of a company owned automobile. Andersen also paid an annual premium of $833 to maintain a $100,000 term insurance policy on Mr. Brady's life. The proceeds of this policy are payable to Mr. Brady's estate. Andersen also paid an annual premium of $4,653 to maintain a $200,000 face amount whole life insurance policy on Mr. Brady's life. The proceeds of the latter policy currently are also payable to Mr. Brady's estate and Mr. Brady has the right to personally acquire the policy at any time upon assumption by him of any unpaid premiums.

   Except as described above, no executive officer named in the cash compensation table nor the executive officers of the Company as a group received from the Company or any of its subsidiaries personal benefits or any other compensation which exceeded 10% of the compensation reported in the cash compensation table above for such person or group.

Certain Relationships and Related Transactions

   There were no related party transactions during the year ended September 30, 2000.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors of the Company has appointed the firm of Grant Thornton, LLP to serve as independent accountants of the Company for the fiscal year ending September 30, 2001 and has directed that such appointment must be submitted to the stockholders of the Company for ratification at the Annual
Meeting.   If the stockholders do not ratify the appointment of Grant Thornton,
LLP, the Board of Directors will reconsider the appointment.

   Representatives of Grant Thornton, LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

   The Board of Directors recommends that stockholders vote "FOR" the proposal to ratify the appointment of Grant Thornton, LLP as independent accountants of the Company.



                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

   Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its headquarters in Peachtree City, Georgia on or before September 21, 2001 to be eligible for inclusion in the Company's proxy statement and form of proxy card relating to that meeting.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

   The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which properly may come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the proxy cards in accordance with their judgment of what is in the best interest of the Company.

                           By Order of the Board of Directors.


                           /s/ Randall H. Morgan
                           -----------------------------------
                           RANDALL H. MORGAN
                           Secretary


Peachtree City, Georgia
January 5, 2000



                             ____________________

   The Company's 2000 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Crown Andersen Inc. Board of Directors held its annual meeting on December 13, 2000.

   The following actions were taken.


   2. Reviewed and discussed with management the audited financial statements for the fiscal year ended September 30, 2000.

   3. Met with representatives of BDO Seidman, LLP (the independent auditors), and discussed the following:

      a)   the significant accounting policies employed by the Company.

      b) the significant accounting estimates made by management, including valuations under the percentage of completion method of accounting and determination of carrying values of property and equipment held for sale.

      c)   the quality of accounting controls.

   3. Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors the auditors' independence.

   Based on the review and discussions referred in items 1, 2, and 3 above, we recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10(k) for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission.

Audit Committee:  Richard A. Beauchamp (Chairman), Michael P. Marshall, L. Karl
                  Legatski, Jack C. Hendricks)

December 13, 2000

Note: The information provided in this Audit Committee Report shall not be deemed to be "soliciting material", or to be "filed" with the Commission or subject to Regulation 14A, or to the liabilities of Section 18 of the Exchange Act.

                                                              CROWN ANDERSEN INC
                                                                          Page 1

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I    PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following: (a.) the financial reports and other financial informa-tion provided by the Corporation to any governmental body or the public; (b.) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; (c.) the Corporation's auditing, accounting and financial reporting processes generally.

     Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     . Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

     . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.


II   COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III  MEETINGS

     The Committee shall meet one time annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with management, the

                                                              CROWN ANDERSEN INC
                                                                          Page 2

director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

IV   RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall be responsible for the following:

Documents/Reports Review
------------------------

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

Independent Accountants
-----------------------

4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes
-----------------------------

7. In consultation with the independent accountants and the internal auditors, review the integrity of the organizations's financial reporting processes, both internal and external.

8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement
-------------------

10. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in

                                                              CROWN ANDERSEN INC
                                                                          Page 3

     management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

11. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

13. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance
----------------------------

14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

15. Review management's monitoring of the Corporation's compliance with the organizations's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

16. Review activities, organizational structure, and qualifications of the internal audit department.

17. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

18. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

19. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                              CROWN ANDERSEN INC.
        THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                            THE 2001 ANNUAL MEETING

  The undersigned hereby appoints Jack D. Brady and Randall H. Morgan, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Crown Andersen Inc. (the "Company") which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders, to be held at the headquarters of the Company, 306 Dividend Drive, Peachtree City, Georgia, on Wednesday, February 21, 2001 at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

  The Board of Directors recommends a vote "FOR" each of the listed proposals.

  1. The election as directors of the eight nominees listed below to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below).

      [ ] FOR all nominees listed                [ ] WITHHOLD AUTHORITY
          below (except as marked to                 to vote for all nominees
          the contrary below)                        listed below

INSTRUCTION: To withhold your vote for any individual nominee, strike a line through the nominee's name in the list below.
Richard A. Beauchamp, Jack D. Brady, Rene Francken, Jack C. Hendricks, Michael
P. Marshall, Ruyintan Mehta, Lester K. Legatski, Thomas Graziano

  2. The ratification of the appointment of Grant Thornton, LLP as independent accountants of the Company for the fiscal year ending September 30, 2001.

      [ ] FOR      [ ] AGAINST      [ ] ABSTAIN


In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.

     This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted in the discretion of the proxies "FOR" the election of all nominees named in Proposal 1 and "FOR" Proposal 2. If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in accordance with their judgment of what is in the best interest of the Company. At the present time, the Board of Directors knows of no other business to be presented to a vote of the stockholders at the Annual Meeting.

          If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof and notifies the Secretary of the Company at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the Annual Meeting does not submit a duly executed and subsequently dated proxy card to the Company, the undersigned may vote in person at the Annual Meeting all shares of Common Stock of the Company owned by the undersigned as of the record date (January 5, 2001).

                                     Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

                                     ------------------------------------------
                                          Signature

                                     ------------------------------------------
                                          Signature (if shares held jointly)

                                     Date:                                , 2001
                                          --------------------------------

                                       2